EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-07229; 333-15375; 333-18273; 333-43137; 333-13811; 333-51367; 33-54784; 33-49881;
33-57533; 33-63097 and 33-45498); the Registration Statements on Form S-8 (Nos. 33-45279; 33-60695; 333-02875; 333-07105; 333-20913; 333-24331; 333-58657;
333-65209; 333-69849 and 2-80406); and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189; 333-60553; and 333-40515) of BankAmerica
Corporation of our report dated January 15, 1999 appearing on page 51 of this Form 10-K.





/s/PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 22, 1999